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                                                                           1997
                                                                     Management
                                                                 Incentive Plan
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                           UNITEDhealthcare -SM-







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                                                                           1997
                                                      Management Incentive Plan
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    As a national leader in health care management, United HealthCare is committed to rewarding - and keeping - the professionals who have helped us accomplish our successes. In 1997 we again will be challenged to attain even higher levels of performance to maintain our leadership position. Overall, we believe our company will continue to provide tremendous opportunities for all of us who work to make United HealthCare successful.

    In our endeavors in this year and beyond, we will stress tightly managed operational execution and excellence in service. Specific goals include excellent growth and strong financial performance; enhanced responsiveness through better organizational structures and processes; continued leadership gains in each of our business units; improved products and services for all of our customers; and successful integration of business through merger and acquisition activity. As always, we must remain focused on continued improvements in appropriate health care delivery, SG&A, and medical cost trends.

    The information presented in this brochure describes United HealthCare's Management Incentive Plan. Incentive programs and performance management are inherent to our corporate culture, a culture that rewards leaders who strive for excellence and continuous improvement. This plan also represents a significant step toward unifying all United HealthCare leaders under a single system to recognize our accomplishments as we work toward common goals.

    As leaders at United HealthCare, we all are responsible and accountable for maintaining the standards of excellence that will move our company forward successfully as we work to improve the health and well-being of the people we serve.

                                            /s/ William W. McGuire, M.D.
                                                       William W. McGuire, M.D.
                                                       Chief Executive Officer,
                                                       President and Chairman

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                                                                           1997
                                                      Management Incentive Plan
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OVERVIEW

    Annual management incentive plan funding and payout amounts are determined by the following performance factors:

1) The OVERALL PERFORMANCE OF UNITED HEALTHCARE, measured by accomplishment of strategic initiatives, deployment of capital and resources, market valuation, merger and acquisition activity, public image and recognition, as well as financial goals in the following categories: earnings, revenue, SG&A, medical cost ratio, growth and membership. United HealthCare's performance, by design, affects every manager's incentive to some degree.

2) The OVERALL PERFORMANCE OF YOUR BUSINESS UNIT, SUPPORT UNIT OR CORPORATE DIVISION. If you're part of a United HealthCare business unit, your goals will be developed jointly by your Senior Executive, CEO or Senior Manager and the person to whom he or she reports. If you're part of a United HealthCare business support or corporate division, your goals will be established by the appropriate Senior Executive and the person to whom he or she reports.

3) YOUR INDIVIDUAL PERFORMANCE, based on your overall performance in your position and accomplishment of established goals and objectives.

    All three performance measures are used to determine the incentive pool and incentive awards. We believe that our collective success must grow out of a synergy of effort. This blend of performance measurement helps ensure all of United HealthCare works together toward common goals - and therefore allows us the greatest opportunities for success, both professionally and personally.

INCENTIVE TARGETS

    Incentive targets are defined as a percent of eligible base earnings paid during the current fiscal year. The incentive target percents are based on grade level and overall position responsibility.

    Your senior executive will communicate this year's corporate and business unit or corporate division goals.

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PAYMENT DETERMINATION

STEP 1 - ESTABLISHMENT OF TOTAL INCENTIVE POOL

    At the end of United HealthCare's fiscal year, the Compensation and Stock Option Committee of the Board of Directors will determine overall United HealthCare company performance and the total amount available in the company incentive pool. The total company incentive pool reflects United HealthCare's total performance on its strategic initiatives, merger and acquisition activity, and the collective results of all United HealthCare operations. It is NOT the average result of United HealthCare operations but the overarching performance of the entire company.

    The Compensation and Stock Option Committee will approve an incentive pool amount based on an assessment ranging from 50% of total incentive targets to 200% of total incentive targets. Generally, no pool amount of less than 50% will be established.

STEP 2 - ESTABLISHMENT OF BUSINESS UNIT, SUPPORT UNIT AND CORPORATE DIVISION
POOLS

    Following a determination of the total amount available in the United HealthCare incentive pool, United HealthCare Senior Management determines the performance and incentive pools specific to the business units, business unit support areas and United HealthCare corporate divisions. Business support areas will be evaluated based on the primary business areas they support and their specific unit performance. The business unit, business support division or corporate division pool is established by creating a pool of available dollars from 50% of target to 200% of targets. Generally, no pool amount of less than 50% will be established for any business unit, support area, or corporate division.

STEP 3 - ESTABLISHMENT OF INDIVIDUAL INCENTIVE PAYMENTS

    After business unit, support division and United HealthCare corporate division incentive pools are established, the respective Health Plan CEOs, Subsidiary Business Presidents and Corporate Senior Managers determine individual incentive payments for their eligible managers. Health Plan CEOs, Corporate Executives or Specialty Business Presidents' incentives are determined by their management.

    For those receiving an award, payments generally range from 50% of incentive target to 200% of incentive target.

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                                                                           1997
                                                      Management Incentive Plan
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ELIGIBILITY

    Generally, full-time regular employees grade 28 and above are eligible for MIP awards. It is at this level that positions are directly accountable for meeting key division or business unit objectives and generally also manage staff, and determine and manage financial resources and budgets. Certain positions are not eligible for MIP due to participation in other incentive plans, even if they meet the eligibility criteria.

- If you were hired or promoted during the year to an MIP-eligible position, your participation will be prorated for the time you serve as an eligible employee. New hires or promotions in the fourth quarter of 1997 are not eligible to participate in the 1997 plan. Employees who were eligible for the performance incentive plan or business incentive plan prior to promotion in the fourth quarter may still be eligible for a year-end PIP or BIP award in lieu of an MIP award for that year.

- If you are promoted to a position that carries a higher management incentive potential, any incentive paid to you would be based on a combination of your existing and new incentive targets. The targets would be weighted according to the time you held each position.

- If you are on leave for part of the year, pay that you receive while on leave (except vacation and sick leave) will not be included as base earnings in the calculation of the management incentive payment.

- TO BE ELIGIBLE FOR A MANAGEMENT INCENTIVE PAYMENT, YOU MUST BE AN ACTIVE EMPLOYEE AT THE TIME SUCH PAYMENTS ARE MADE. EMPLOYEES WHO TERMINATE EMPLOYMENT PRIOR TO THE DATE INCENTIVE AWARDS ARE MADE ARE NOT ELIGIBLE FOR ANY INCENTIVE AWARDS. IF YOU ARE ON A LEAVE OF ABSENCE AT THE TIME OF PAYMENT, YOU WILL BECOME ELIGIBLE FOR AN INCENTIVE PAYMENT AT THE TIME OF YOUR RETURN TO WORK. EMPLOYEES WHO DO NOT RETURN TO WORK FROM LEAVE ARE NOT ELIGIBLE FOR AN INCENTIVE AWARD.

- EMPLOYEES ON FORMAL DISCIPLINARY ACTION ARE NOT ELIGIBLE FOR AN INCENTIVE PAYMENT.

    The senior vice president of Human Resources will determine any exceptions to eligibility guidelines.

401(k) PLAN AND ESOP CONTRIBUTIONS

    Management Incentive Plan payments are considered compensation under the 401(k) and Employee Stock Ownership (ESOP) Plans. Management incentive payments are not eligible for the Employee Stock Purchase Plan (ESPP).

PAYMENTS

    Management Incentive Plan payments generally are made following the close of the corporate and operating unit books for the 1997 operating year, generally occurring during the first quarter of the following year.

    If you have any questions about the Management Incentive Plan, contact your supervisor or the head of your operating unit.

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EXAMPLES

EXAMPLE 1 - BUSINESS UNIT (E.G., HEALTH PLAN)

STEP 1: United HealthCare Compensation & Stock Option Committee determines overall MIP pool.

STEP 2:     Senior Management determines each unit's pool.

            As an example, assume this unit is:

            Business Unit Pool = 130% of target for that business

              6 ELIGIBLE EMPLOYEES                             INCENTIVE TARGETS
                2 at 15% at $60,000 Eligible Base Earnings          $18,000
                2 at 10% at $50,000 Eligible Base Earnings          $10,000
                2 at 10% at $40,000 Eligible Base Earnings          $ 8,000
                                                                    -------
              TOTAL INCENTIVE TARGET EQUALS                         $36,000

POOL IS
CALCULATED: 130% (Unit Pool) x $36,000 (Incentive Target) = Incentive Pool of
            $46,800

STEP 3: Business Unit Senior Manager evaluates individual performance of each eligible employee and determines incentive payments. Management incentive payments are either 0% or from 50% to 200% of targets.
            The amount of the pool for this Senior Manager to distribute is $46,800; total payments cannot exceed the pool total.

EXAMPLE 2 - CORPORATE DIVISION (E.G., CORPORATE FINANCE DEPARTMENT)

STEP 1: United HealthCare Compensation & Stock Option Committee determines overall MIP pool.

STEP 2:     Senior Management determines each unit's pool.

            As an example, assume this unit is:

            Corporate Division Rating = 90% of target

              5 ELIGIBLE EMPLOYEES                           INCENTIVE TARGETS
                1 at 20% at $70,000 Eligible Base Earnings        $14,000
                2 at 15% at $50,000 Eligible Base Earnings        $15,000
                2 at 10% at $45,000 Eligible Base Earnings        $ 9,000
                                                                  -------
              TOTAL INCENTIVE TARGET EQUALS                       $38,000

POOL IS
CALCULATED: 90% (Overall Rating) x $38,000 (Incentive Target) = Incentive Pool
            of $34,200

STEP 3: Corporate Division Head evaluates individual performance of each eligible employee and determines incentive payments. Management incentive payments are either 0% or can range from 50% to 200% of targets. The amount of the pool for this Division Head is $34,200; total payments cannot exceed the pool total.


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                                                                           1997
                                                      Management Incentive Plan
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EXAMPLE 3 - BUSINESS SUPPORT UNIT (E.G., SPECIALTY BUSINESS AREA)

STEP 1: United HealthCare Compensation & Stock Option Committee determines over all MIP pool.

STEP 2:     Senior Management determines each unit's pool.

            As an example, assume this unit is:

            Support Unit Pool = 100%

              4 ELIGIBLE EMPLOYEES                            INCENTIVE TARGETS
                 1 at 15% at $60,000 Eligible Base Earnings       $ 9,000
                 2 at 10% at $45,000 Eligible Base Earnings       $ 9,000
                 1 at 10% at $40,000 Eligible Base Earnings       $ 4,000
                                                                  -------
              TOTAL INCENTIVE TARGET EQUALS                       $22,000

POOL IS
CALCULATED: 100% (Overall Rating) x $22,000 (Incentive Target) =
            Incentive Pool of $22,000

STEP 3: Business Support Unit Senior Manager evaluates individual performance of each eligible employee and determines incentive payments. Management incentive payments are either 0% or can range from 50% to 200% of targets. The amount of the pool for this Senior Manager to distribute is $22,000; total payments cannot exceed the pool total.

















     THERE IS NO GUARANTEE THAT ANY MANAGEMENT INCENTIVE PLAN PAYOUTS WILL BE MADE. UNITED HEALTHCARE HAS THE EXCLUSIVE AND BINDING DISCRETION TO AMEND, TERMINATE OR INTERPRET THE TERMS OR CONDITIONS OF THIS MANAGEMENT INCENTIVE PLAN AT ANY TIME AND WITHOUT NOTICE. CHANGES TO THIS PLAN MUST BE IN WRITING MADE BY THE SENIOR VICE PRESIDENT OF HUMAN RESOURCES OR THE CHIEF EXECUTIVE OFFICER OF THE COMPANY. UNITED HEALTHCARE ALSO HAS DISCRETION TO UNILATERALLY MAKE LEGAL AND FACTUAL DETERMINATIONS REGARDING THE PLAN. THIS MANAGEMENT INCENTIVE PLAN IS NOT AND SHALL NOT BE DEEMED TO BE AN ENFORCEABLE CONTRACT OR AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF ERISA.


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